UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 9, 2009

Wynn Resorts, Limited
(Exact name of registrant as specified in its Charter)

Nevada	000-50028	46-0484987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3131 Las Vegas Boulevard South
Las Vegas, Nevada 89109
(Address of principal executive offices) (Zip Code)

(702) 770-7555
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On October 9, 2009, Wynn Macau, Limited, a newly formed and indirect wholly owned subsidiary of Wynn Resorts, Limited and a developer, owner and operator of destination casino gaming and entertainment resort facilities focused exclusively on Macau, announced that the underwriters of its previously announced offering of 1,250,000,000 ordinary shares of Wynn Macau, Limited, nominal value HK$0.001 per Share (each, a “Share”), including an offer for subscription to the public in Hong Kong, have exercised in full the underwriters’ option to purchase an additional 187,500,000 Shares (the “Over-Allotment Shares”).  The additional proceeds to be received by Wynn Macau, Limited upon issue and allotment of the Over-Allotment Shares are estimated to be approximately HK$1,890 million (US$244 million) which will be used by Wynn Macau, Limited for general corporate purposes, such as financing of business operations or development.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	October 13, 2009

WYNN RESORTS, LIMITED

By:	/s/ Matt Maddox_
Matt Maddox
Chief Financial Officer and
Treasurer